UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Learning Tree International, Inc.

(Name of Registrant as Specified In Its Charter)

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Learning Tree International, Inc.

1805 Library Street, Reston, Virginia 20190

NOTICE OF 2008 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Thursday, March 20, 2008

NOTICE IS HEREBY GIVEN that the 2008 Annual Meeting of Stockholders (the “Annual Meeting”) of Learning Tree International, Inc. will be held at Learning Tree International, 1805 Library Street, Reston, Virginia 20190, on Thursday, March 20, 2008 at 10:00 a.m. Eastern Daylight Time for the following purposes, as more fully described in the accompanying Proxy Statement:

1.	To elect three Class I directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Our board of directors has fixed the close of business on January 22, 2008, as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting, or at any adjournment thereof. Only stockholders at the close of business on the record date are entitled to vote at the Annual Meeting.

Accompanying this Notice are a Proxy Card and a Proxy Statement. If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying Proxy Card, by telephone or, if you hold your shares through a broker or in “street name”, by voting electronically via the Internet. To vote by mail, please mark, sign and date the accompanying Proxy Card and return it promptly in the enclosed postage paid envelope. To vote by Internet, go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have available your 12-digit control number, located on your Proxy Card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone. The proxy may be revoked at any time prior to its exercise at the Annual Meeting.

By Order of the Board of Directors,
/s/ Eric R. Garen
Eric R. Garen
Chairman of the Board

February 8, 2008

LEARNING TREE INTERNATIONAL, INC.

1805 Library Street, Reston, Virginia 20190

PROXY STATEMENT

INTRODUCTION

This Proxy Statement is furnished to our stockholders in connection with the solicitation of proxies on behalf of the Board of Directors of Learning Tree International, Inc., a Delaware corporation. The proxies solicited hereby are to be voted at our 2008 Annual Meeting of the Stockholders to be held at our offices at 1805 Library Street, Reston, Virginia 20190 on Thursday, March 20, 2008, at 10:00 a.m. Eastern Daylight Time and at any and all adjournments thereof (the “Annual Meeting”).

At the Annual Meeting, stockholders will be asked to consider and vote upon the following proposals:

1.	To elect three Class I directors for a term of three years.

2.	To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

A form of proxy is enclosed. The shares represented by each properly executed unrevoked proxy will be voted as directed by the stockholder executing the proxy. Our Board of Directors (our “Board”) recommends that stockholders vote “FOR” the election of the nominees for our Board named below. Unless a proxy directs otherwise, the shares represented by each properly executed unrevoked proxy will be voted in accordance with these recommendations. With respect to any other item of business that may come before our Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

If you will not be able to attend the Annual Meeting to vote in person, you may vote your shares by completing and returning the accompanying Proxy Card or by voting electronically via the Internet (available only if you hold your shares through a broker or in “street name”) or by telephone. To vote by mail, please mark, sign and date the accompanying Proxy Card and return it promptly in the enclosed postage paid envelope. To vote by Internet (assuming you hold your shares through a broker or in “street name”), go to http://www.proxyvote.com and to vote by telephone, call 1-800-690-6903, and follow the instructions to cast your vote. For voting by Internet or telephone, you will need to have available your 12-digit control number, located on your Proxy Card. Please do not return the enclosed paper ballot if you are voting by Internet or telephone.

Any proxy given may be revoked at any time prior to its exercise by filing, with our Secretary, an instrument revoking such proxy or by the filing of a duly executed proxy bearing a later date. Any stockholder present at the meeting who has given a proxy may withdraw it and vote his or her shares in person if such stockholder so desires.

This Proxy Statement and the accompanying form of proxy are first being mailed to stockholders on or about February 11, 2008. We intend to solicit proxies primarily by mail. However, our directors, officers, agents and employees may communicate with stockholders, banks, brokerage houses and others by telephone, e-mail, in person or otherwise to solicit proxies. We have no present plans to hire special employees or paid solicitors to assist in obtaining proxies, but reserve the option to do so. All expenses incurred in connection with this solicitation will be borne by us. We request that brokerage houses, nominees, custodians, fiduciaries and other like parties forward the soliciting materials to the underlying beneficial owners of our common stock. We will reimburse reasonable charges and expenses in doing so.

Important Notice Regarding Availability of Proxy Materials

for the 2008 Annual Meeting of Stockholders to be Held on March 20, 2008

Pursuant to the new Securities and Exchange Commission rules related to the availability of proxy materials, we have chosen to make our Proxy Statement, Annual Report on Form 10-K, and Proxy Card available on the Internet at www.proxyvote.com and at the “Investor Information” section of our corporate website at www.learningtree.com.

VOTING SECURITIES AND PRINCIPAL STOCKHOLDERS

Outstanding Shares; Record Date

Only holders of record of our voting securities at the close of business on January 22, 2008 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. As of the Record Date, 16,557,075 shares of our common stock were issued and outstanding. Holders are entitled to one vote at the Annual Meeting for each share of common stock held which was issued and outstanding as of the Record Date.

The presence, in person or by proxy, of stockholders holding at least a majority of the outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth the beneficial ownership of our common stock as of January 15, 2008, by (i) each person or entity known by us to own beneficially more than 5% of the outstanding common stock , (ii) each of our directors, (iii) each of the persons named in the Summary Compensation Table and (iv) all directors and executive officers as a group. Except as otherwise noted, the persons or entities named have sole voting and investment power with respect to all shares shown as beneficially owned by them. Pursuant to Item 403 of Regulation S-K, the number of shares listed for each individual reflects their beneficial ownership, as defined. As a result, in some cases, more than one beneficial owner has been listed for the same securities. In accordance with Instruction 5 of Item 403, where more than one beneficial owner has been listed for the same securities, in computing the aggregate number of shares owned by directors and officers of the registrant as a group, those shares have been counted only once. See the footnotes below for specific share ownership details.

	Common Stock(1)
Name and Address of Owner	Number of Shares	Percent of Class
David C. Collins(1)(2)(3)(4)	4,232,727	25.6%
Eric R. Garen(1)(2)(5)(6)	3,382,105	20.4%
Nicholas R. Schacht(1)(2)	110,186	*
Charles R. Waldron(1)(2)	0	*
David T. Booker(1)(2)	7,500	*
Mary C. Adams (1)(2)(3)(4)	4,232,727	25.6%
Magnus Nylund(1)(2)	15,409	*
W. Mathew Juechter(1)(2)	38,578	*
Curtis A. Hessler(1)(2)	8,818	*
Stefan Riesenfeld(1)(2)	5,485	*
George T. Robson(1)(2)	5,485	*
Howard A. Bain III(1)(2)	8,818	*
LeMoyne T. Zacherl(1)(2)	0	*
Theodore E. Guth(5)(6)	1,147,065	7.0%
Wells Capital Management, Inc.(7) 525 Market Street, 10th Floor San Francisco, CA 94105 (415) 396-8000	945,939	5.7%
Hawkshaw Capital Management LLC(8) 400 Madison Avenue, 14th Floor New York, NY 10017 (212) 207-3909	866,055	5.3%

Lane Five Partners LP(9) 1122 Kenilworth Drive, Suite 313 Towson, Maryland 21204	832,094	5.0%
All directors and executive officers as a group(1)(10)	7,815,110	47.2%

*	Less than 1%.

(1)

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or group has the right to acquire within 60 days after January 15, 2008. These shares are deemed to be outstanding for purposes of computing the percentage of outstanding shares held by each person or group on that date, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The number of shares in this table includes the following number of shares issuable upon vested options or which vest within 60 days after January 15, 2008: 108,080 shares for Mr. Schacht; 7,500 shares for Mr. Booker; 37,500 shares for Ms. Adams; 14,280 shares for Mr. Nylund, 8,029 shares for Mr. Juechter; 8,029 shares for Mr. Hessler; 8,029 shares for Mr. Bain; 4,696 shares for Mr. Riesenfeld; 4,696 shares for Mr. Robson; and 200,838 shares for all directors and executive officers as a group.

(2)

Mr. Garen is the Chairman of our Board and Dr. Collins is the Vice Chairman of our Board. Mr. Schacht is our President and Chief Executive Officer and a Director, Mr. Zacherl was our Chief Financial Officer and Chief Accounting Officer until May 1, 2007, and Mr. Waldron is presently our Chief Financial Officer and Chief Accounting Officer. Mr. Nylund is our Chief Information Officer. Mr. Booker was our Executive Vice President during fiscal year 2007 and became our Chief Operating Officer on October 15, 2007. Ms. Adams was our Chief Administrative Officer and Secretary until she retired from Learning Tree on February 15, 2007. Mr. Juechter, Mr. Hessler, Mr. Bain, Mr. Riesenfeld and Mr. Robson are members of our Board. The address of these individuals is Learning Tree International, Inc., 1805 Library Street, Reston, Virginia 20190.

(3)

Dr. Collins and Ms. Adams are married. Accordingly, the shares listed for Dr. Collins include 235,140 shares and options beneficially owned by Ms. Adams, and those listed for Ms. Adams include 1,472,248 shares beneficially owned by Dr. Collins, although each disclaims beneficial ownership of the other’s shares.

(4)

The shares listed for Dr. Collins and Ms. Adams both include (i) 89,918 shares owned by the Collins Family Foundation, the directors of which are Dr. Collins and Ms. Adams, but as to which they disclaim beneficial ownership; (ii) 238,323 shares owned by Adventures in Learning Foundation, of which Dr. Collins and Ms. Adams are a minority of the trustees and as to which they disclaim beneficial ownership; (iii) 1,938,699 shares owned by DCMA Holdings LP, of which Dr. Collins and Ms. Adams are general partners, but as to which they disclaim beneficial ownership; and (iv) 258,399 shares owned by the Collins Family Trust, of which David C. Collins and Mary C. Adams are the trustees.

(5)

The shares listed for Mr. Garen include (i) 61,454 shares owned by the Garen Family Foundation, of which Mr. Garen is a trustee, but as to which he disclaims beneficial ownership. Also included in Mr. Garen’s shares are (i) 496,033 shares held by the Nicole Suzanne Garen Family Trust, (ii) 496,033 shares held by the Steven Robert Garen Family Trust, and (iii) 154,999 shares held by the Garen Dynasty Trust, as to which Mr. Garen lacks voting and disposition power and as to which he disclaims beneficial ownership. See footnote 6.

(6)

Mr. Guth has sole voting and disposition power, as Trustee, of (i) 496,033 shares held by the Nicole Suzanne Garen Family Trust, (ii) 496,033 shares held by the Steven Robert Garen Family Trust, and (iii) 154,999 shares held by the Garen Dynasty Trust, but as to which he disclaims beneficial ownership. Mr. Guth’s address is Manatt, Phelps & Phillips, LLP, 11355 W. Olympic Boulevard, Los Angeles, CA 90064.

(7)

Based upon information contained in the September 30, 2007 Schedule 13F filed by Wells Capital Management, Inc, it has sole investment discretion with respect to all 945,939 shares and sole voting power with respect to 100% of those shares.

(8)

Based upon information contained in the February 14, 2007 Schedule 13G filed by Hawkshaw Capital Management, LLC, it has shared investment discretion and shared voting power with respect to all 866,055 shares.

(9)

Based upon information contained in the December 21, 2007 Schedule 13G filed jointly by Lane Five Partners LP (the “Fund”), Lane Five Capital Management LP, Lane Five Capital Management, LLC, Lane Five Capital Partners GP LLC, and Lisa O’Dell Rapuano, the Fund has sole investment discretion and voting power with respect to all 832,094 shares.

(10)

As described in Footnotes 3, 4, 5 and 6, certain of the shares have been listed for more than one of the named individuals. This total reflects the total number of shares owned by the director and officer group as a whole, eliminating the shares attributed to more than one individual.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board has eight members and is divided into three classes, Class I, Class II and Class III, with staggered terms. The current terms of the Class I directors expire at the Annual Meeting to be held this year, the terms of the Class II directors will expire at the annual meeting of stockholders to be held in 2009, and the term of the Class III directors will expire at the annual meeting of stockholders to be held in 2010. At each subsequent annual meeting of stockholders, directors will be elected for a full three-year term to succeed the directors whose terms are then to expire.

Information Concerning Nominees and Other Directors

Name	Age	Position with Learning Tree
Class I Directors—Nominees for election to terms expiring in 2011.
Nicholas R. Schacht	48	President, Chief Executive Officer, and Director
Howard A. Bain III	61	Director
Curtis A. Hessler	64	Director

Class II Directors—Present term expires in 2009.
W. Mathew Juechter	74	Director
Stefan C. Riesenfeld	59	Director

Class III Directors—Present term expires in 2010.
David C. Collins	67	Vice Chairman of the Board of Directors
Eric R. Garen	60	Chairman of the Board of Directors
George T. Robson	60	Director

Nicholas R. Schacht has been a director of Learning Tree since November 2005 and has been our President and Chief Executive Officer since October 2005. He was our President and Chief Operating Officer from 2003 until 2005, and was our Chief Operating Officer from 2002 to 2003. He was president of Global Learning Systems from 1999 to 2002, Group President for the Institute for International Research from 1998 to 1999, and held a variety of positions with ESI International from 1989 to 1998, culminating as its President. From 1987 to 1989, Mr. Schacht was a Research Fellow with Logistics Management Institute, and from 1981 to 1987, he was a U.S. Naval officer. Mr. Schacht holds a B.S. degree with honors from the U.S. Naval Academy, a Master’s degree in General Administration from the University of Maryland, and a Master of Science degree from The George Washington University.

Howard A. Bain III has served as a director of Learning Tree since June 2001. In addition to serving on our Board, he is also a director of PGP Corporation, a global leader in enterprise data security and encryption solutions, a private venture capital financed software company. He is an independent consultant in all aspects of corporate finance and has held Chief Financial Officer positions at several public companies including: Portal Software from 2001 to 2004, Vicinity Corporation in 2000, Informix from 1999 to 2000, and Symantec Corporation from 1991 to 1999. He has additional experience in various technology companies in the areas of semiconductor devices and manufacturing equipment; laser-based large screen projection systems; and computer disk drives. He was a consultant with Arthur Andersen LLP where he was a certified public accountant. Mr. Bain holds a B.S. in Business from California Polytechnic University. Mr. Bain currently qualifies as an independent director and certified financial expert under the Sarbanes-Oxley Act of 2002.

Curtis A. Hessler has served on our Board since April 2003. He was Chairman and founding Chief Executive Officer of 101communications LLC, an international publishing and educational conference company serving advanced information technology professionals from 1998-2006. From 1997 to 1998 he served as President and Chief Executive Officer of Quarterdeck Corporation, a software firm. From 1996 to 1997 he served as Chairman and Chief Executive Officer of I-Net, Inc., a network management services company. From 1991 to

1995 he served as Executive Vice President, Chief Financial Officer of the Times Mirror Company, a media company. From 1984 to 1990 he served as Vice Chairman and Chief Financial Officer of the Unisys Corporation, a computer and computer services company. From 1981 to 1983 he was a partner of Paul Weiss Rifkind Wharton and Garrison, a law firm. From 1977 to 1981 he held various positions with the Federal Government: Assistant Secretary of the U.S. Treasury for Economic Policy, Executive Director of the President’s Economic Policy Group and Associate Director of the Office of Management and Budget. Mr. Hessler is a graduate of Harvard College (BA, summa), Oxford University (Rhodes Scholarship), the Yale Law School (JD), and the University of California, Berkeley (MA Economics).

W. Mathew Juechter has served on our Board since June 1987. He is President and Chief Executive Officer of IRA, Inc., a management consulting company that works primarily in the areas of strategy, structure and executive development. From 1991 to 1999, he was Chief Executive Officer of ARC International Ltd., a management consulting and training company. From 1986 to 1991, Mr. Juechter was Managing Director of IRA, Inc. in St. Paul, Minnesota. Mr. Juechter served as President and Chief Executive Officer of Wilson Learning Corp., a multi-national training organization, from 1977 to 1986. From 1989 to 1997, he also was President of the Board of Governors of the American Society for Training and Development (ASTD). Mr. Juechter is a graduate of Boston University and Harvard Business School.

Stefan C. Riesenfeld has served on our Board since November 2006. From 2000 to 2003 he served as Chief Financial Officer of Asia Global Crossing. From 1999 to 2000 he served as Chief Financial Officer of Teledyne Technologies. From 1996 to 1999 he served as Finance Director (Chief Financial Officer) of ICL PLC in London, England. From 1989 to 1996 he served as Corporate Treasurer of Unisys Corporation. Mr. Riesenfeld is on the Board of Directors and is Treasurer of the Santa Barbara Symphony. He holds an MBA and an MA (economics) from Stanford University and a B.S. in physics from the California Institute of Technology.

David C. Collins, one of our co-founders, has been Vice Chairman of our Board since May 2007. Dr. Collins served as Chairman of our Board from August, 1974 when Learning Tree began operations until May 2007. Until his retirement on October 1, 2005, Dr. Collins also served as the Chief Executive Officer of Learning Tree for 32 years. Dr. Collins has a Bachelor of Science degree (with distinction) in Electrical Engineering from Stanford University, and Masters and Ph.D. degrees in Electrical Engineering from the University of Southern California.

Eric R. Garen, one of our co-founders, has served as Chairman of our Board since May 2007. From November 2003 to May 2007, Mr. Garen served as Vice Chairman of our Board. Mr. Garen previously served as our President of Learning Tree, having been employed by us since 1974. Mr. Garen holds a Bachelor of Science degree in Electrical Engineering from the California Institute of Technology and a Masters degree in Computer Science from the University of Southern California, earning both degrees with honors.

George T. Robson has served on our Board since November 2006. He is also a director of Liberty Tax Service, a private company serving the tax preparation needs of individuals. He was the Chief Financial Officer of Unisys Corporation from 1990 until 1996, the Chief Financial Officer of H & R Block from 1996 until 1997 and the Chief Financial Officer of Dendrite International, a supplier of software and services to the pharmaceutical industry, from 1997 until 2002, and on an interim basis during 2005. Mr. Robson holds a B.S. in Economics and Finance from the Wharton School of the University of Pennsylvania and an M.S. in Management from Binghamton University.

Quorum; Vote Required

Nominees will be elected as directors by a plurality of the votes cast. The shares of each properly executed unrevoked proxy will be voted FOR the election of all of the nominees, unless the proxy otherwise directs. Abstentions, broker non-votes and instructions on a proxy to withhold authority to vote for one or more of such nominees will result in the respective nominees receiving fewer votes.

All of the nominees have indicated a willingness to serve as directors, but if any of them should decline or be unable to act as a director, the proxy holders will vote for the election of another person or persons as our Board recommends.

OUR BOARD RECOMMENDS A VOTE “FOR” EACH OF THE ABOVE-NAMED NOMINEES.

OUR EXECUTIVE OFFICERS

Name	Age	Title
Eric R. Garen	60	Chairman of the Board of Directors
David C. Collins	67	Vice Chairman of the Board of Directors
Nicholas R. Schacht	48	President and Chief Executive Officer
Charles R. Waldron	57	Chief Financial Officer
David Booker	46	Chief Operating Officer
Magnus Nylund	37	Chief Information Officer

For the biographies of Mr. Garen, Dr. Collins and Mr. Schacht, please see above.

Charles R. Waldron joined us in May 2007 as an interim Chief Financial Officer and assumed his permanent position as our Chief Financial Officer on August 29, 2007. From April 2000 until August 2007, Mr. Waldron was a partner with Tatum LLC (Tatum), a professional services provider of financial and information technology leadership. During his tenure at Tatum, Mr. Waldron served as CFO of LCC International, Inc., Brivo Systems, Inc., and Netcom Solutions International, Inc. He also served as consulting CFO for Star Scientific, Inc. and assisted with the initial implementation of Sarbanes Oxley at Flowserve Corporation, a $2 billion NYSE company. Prior to joining Tatum, Mr. Waldron worked for ExxonMobil Corporation in a variety of positions including Vice President Finance and Administration of Mobil Oil Canada, Chief Financial Officer for a $4 billion project in the Middle East, and as Controller of Mobil’s international exploration and production business unit. Mr. Waldron is a licensed CPA and holds BA and MBA degrees from Tulane University.

David Booker has been our Chief Operating Officer since October 2007. He was named Executive Vice President in October 2006 and was named President and General Manager of our Canadian subsidiary in May 1996. Mr. Booker first joined us in 1993. Prior to that time, Mr. Booker held various sales and sales manager positions in the financial services industry in the United Kingdom.

Magnus Nylund has been our Chief Information Officer since October 2005. He was our Vice President, Worldwide Information Systems from 2002 to 2005. Prior to his role as Vice President, Worldwide Information Systems, Mr. Nylund served as Director, Worldwide IS Operations. He joined us in 1992 in our Swedish Operating Unit. Mr. Nylund has a Diploma in Computer Science from the University of Gävle, Sweden.

BOARD MEETINGS AND COMMITTEES

Our Board held six meetings during fiscal 2007. Our Board has three separately designated standing committees: the Audit Committee, the Compensation and Stock Option Committee and the Nominating and Corporate Governance Committee. Each member of these standing committees has been determined to meet the standards for “director independence” within the meaning of the rules and regulations promulgated by the Nasdaq Stock Market. Each incumbent director attended at least 75% of the aggregate of the number of meetings of our Board and meetings of committees of our Board on which he served during fiscal 2007.

Audit Committee

The members of the Audit Committee are Messrs. Bain (Chairman), Riesenfeld and Robson. The Audit Committee has adopted a charter which is posted on our website at http://www.learningtree.com/investor and a copy of which was attached to the 2007 Proxy Statement. The principal functions of the Audit Committee are to review the plan and results of our independent audit with our independent auditors and management, to review our systems of internal control over financial reporting, and to engage or discharge our independent auditors. Our Board has determined that each member of the Audit Committee is “independent” as required in the Audit Committee Charter. The Audit Committee met 17 times during fiscal 2007. The material in this paragraph shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Our Board has determined that Howard A. Bain III, Chairman of our Audit Committee, is a financial expert because he has the following attributes: (i) an understanding of generally accepted accounting principles (“GAAP”) and financial statements; (ii) the ability to assess the general application of such principles in connection with accounting for estimates, accruals and reserves; (iii) experience preparing, auditing, analyzing or evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of issues that can reasonably be expected to be raised by our financial statements, or experience actively supervising one or more persons engaged in such activities; (iv) an understanding of internal control and procedures for financial reporting; and (v) an understanding of audit committee functions. Mr. Bain has acquired these attributes by means of having held various positions that provided relevant experience, as described above. Our Board has determined that Mr. Bain is “independent” within the meaning of the rules and regulations promulgated by the Nasdaq Stock Market.

Compensation and Stock Option Committee

The members of the Compensation and Stock Option Committee (the “Compensation Committee”) are Messrs. Hessler (Chairman), Juechter and Robson. The principal functions of the Compensation Committee are to (i) review and make recommendations to our Board with respect to the direct and indirect compensation and employee benefits of our Chief Executive Officer and our other elected officers, (ii) review, administer and make recommendations to our Board with respect to any incentive plans and bonus plans that include elected officers, (iii) review our policies relating to the compensation of senior management and other employees, and (iv) address matters relating to our stock option plans and provide recommendations to our Board as to grants of stock options. In addition, the Compensation Committee reviews management’s long-range planning for executive development and succession, establishes and periodically reviews policies on perquisites and performs certain other review functions relating to management compensation and employee relations policies. The Compensation Committee met four times during fiscal 2007.

Nominating and Corporate Governance Committee

The members of the Nominating and Corporate Governance Committee (the “Governance Committee”) are Messrs. Juechter (Chairman), Riesenfeld and Hessler. The Governance Committee has adopted a charter which is posted on our website at http://www.learningtree.com/investor. The Governance Committee met four times during fiscal 2007.

The Governance Committee manages the process for evaluating current Board members at the time they are considered for renomination. After considering the appropriate skills and characteristics required of our Board, the current makeup of our Board, the results of the evaluations, and the wishes of our Board members to be renominated, the Governance Committee recommends to our Board whether those individuals should be renominated. On at least an annual basis, the Governance Committee reviews with our Board whether it believes our Board would benefit from adding a new member(s), and if so, the appropriate skills and characteristics required for the new member(s). If our Board determines that a new member would be beneficial, the Governance Committee solicits and receives recommendations for candidates and manages the process for evaluating candidates. All potential candidates, regardless of their source, are reviewed under the same process. The Governance Committee (or its chairman) screens the available information about the potential candidates. Based on the results of the initial screening, interviews with viable candidates are scheduled with Governance Committee members, other members of our Board and senior members of management. Upon completion of these interviews and other due diligence, the Governance Committee may recommend to our Board the election or nomination of a candidate.

Candidates for independent Board members have typically been found through recommendations from directors or others associated with us or with the help of executive search firms (which receive a fee for their services). Where executive search firms have been used, we have provided the search firm with a written description of both minimum and desired qualifications for that specific candidate. Based upon these qualifications, the search firm collects resumes and other data about potential candidates and recommends potential candidates to the Governance Committee. Our stockholders may also recommend candidates by sending the candidate’s name and resume to the Governance Committee under the provisions, set forth below, for communication with our Board. No such suggestions from our stockholders were received in time for the 2008 Annual Meeting.

The Governance Committee has no predefined minimum criteria for selecting Board nominees, although it believes that all independent directors should share qualities, such as independence; experience at the corporate, rather than divisional, level in multinational organizations larger than us; relevant, non-competitive experience; and strong communication and analytical skills. In any given search, the Governance Committee may also define particular characteristics for candidates to balance the overall skills and characteristics of our Board and our perceived needs. The Governance Committee believes that it is necessary for at least one independent Board member to possess each of these skills. However, during any search, the Governance Committee reserves the right to modify its stated search criteria for exceptional candidates.

Stockholder Communications

Our Board, including its independent directors, has unanimously adopted a procedure for our stockholders to communicate with our Board. Communications may be addressed to our Secretary, Learning Tree International, Inc. at 1805 Library Street, Reston, Virginia 20190, marked to the attention of our Board or any of its individual committees. Copies of all communications so addressed will be promptly forwarded to the chairman of the committee involved or, in the case of communications addressed to our Board as a whole, to the chairman of the Governance Committee.

Annual Meeting Attendance

Our Board members are not required to attend our Annual Meeting. As attendance by stockholders at our Annual Meetings has historically been low, our Board believes the cost of requiring attendance is not generally justified. However, based upon the nature of the matters to be addressed, they may attend. One of the eight members of our Board attended our 2007 Annual Meeting.

COMPENSATION OF DIRECTORS

No director who is one of our employees is compensated for service as a member of our Board. Directors who are not employees currently receive a monthly retainer of $3,000. Non-employee directors who serve as Chairperson of the Compensation Committee or Governance Committee also receive an annual retainer of $5,000, and non-employee directors who serve as Chairperson of the Audit Committee also receive an annual retainer of $10,000. All non-employee directors also receive a $2,000 fee for each Board or committee meeting attended in person and $1,000 if attended telephonically (only a single $2,000 or $1,000 fee is paid for attendance at multiple committee or Board meetings on a single day). In addition, non-employee directors are annually granted $30,000 in stock options (based on compensation expense to be recorded by us in our financial statements over the life of the grant, assuming no forfeitures) and $30,000 in restricted stock. Subject to meeting certain financial performance targets during the fiscal year with respect to which they are granted (which are the same as the targets for the equity incentives of our management), these stock option equity awards vest one third in each of the three Decembers following the end of that fiscal year and restricted stock equity awards vest in each of the three Januaries following the end of that fiscal year. Our directors are also reimbursed for travel and out-of-pocket expenses incurred on our behalf.

DIRECTOR COMPENSATION TABLE

The following table summarizes the compensation paid to our non-employee directors during fiscal 2007:

(a)	(b)	(c)	(d)	(h)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Total ($)

	Cash($)
W. Mathew Juechter(2)	49,000	4,999	11,321	65,320
Howard A. Bain III(3)	76,000	4,999	11,321	92,320
Curtis A. Hessler(4)	53,000	4,999	11,321	69,320
Stefan Riesenfeld	59,000	4,999	11,192	75,191
George Robson	62,000	4,999	11,192	78,191

(1)

The amounts in columns (c) and (d) represent the amounts reported in our financial statements for the fiscal year ended September 28, 2007, computed in accordance with FAS 123(R). These amounts include amounts from awards granted in 2007 and prior years. The assumptions for these amounts are included in Note 6 to our audited financial statements included in our Annual Report on Form 10-K for the year ended September 28, 2007, but these amounts assume no forfeitures. During fiscal year 2007, each non-employee director received a grant of 2,369 restricted shares of our common stock and a grant of options to purchase 9,090 shares of our common stock at an exercise price of $12.66, the closing price on the date of grant. Because we met the specified financial targets for these grants, the options will vest one third on each of December 31, 2007, 2008 and 2009, and the restricted stock will vest one third on each of January 1, 2008, 2009, and 2010.

(2)	Mr. Juechter is Chairman of the Nominating and Governance Committee.

(3)	Mr. Bain is Chairman of the Audit Committee.

(4)	Mr. Hessler is Chairman of the Compensation and Stock Option Committee.

At September 28, 2007, our non-employee directors held options to purchase our common stock in the following amounts:

Director	Number of shares subject to options
Mr. Bain	16,590
Mr. Hessler	16,590
Mr. Juechter	16,590
Mr. Riesenfeld	14,090
Mr. Robson	14,090

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation and Stock Option Committee (“Compensation Committee”) is responsible for oversight of our compensation and employee benefit plans and practices, including our executive compensation, incentive-compensation and equity-based plans. The Compensation Committee also establishes our policies with respect to compensation of executive officers, including the individuals who served as our Chief Executive Officer and our Chief Financial Officer during fiscal 2007, as well as the other individuals included in the Summary Compensation Table below, whom we refer to as our “named executive officers.”

Compensation Philosophy and Objectives

We believe that attracting and retaining well-qualified executives is crucial to our success. We believe our compensation practices encourage and motivate these individuals to achieve superior performance on both a short-term and long-term basis. In designing our compensation programs, we believe that the total compensation of our named executive officers and other key employees should reflect the value created for stockholders while supporting our strategic goals. In doing so, we try to design our compensation programs to reflect the following principles:

•	Compensation should allow us to attract and retain talented and experienced executives.

•	Compensation should be meaningfully related to the value created for our stockholders.

•	Compensation programs should support our short- and long-term strategic goals and objectives, with a focus on targets that reflect our current strategic objectives.

•	Compensation programs should reflect and promote our values and reward individuals for outstanding contributions to our success.

The allocation between cash and non-cash compensation is based on the Compensation Committee’s determination of the appropriate mix among base pay, annual cash incentives and long-term equity incentives to encourage retention and performance.

Elements of Compensation

For the year ended September 28, 2007, the compensation for our named executive officers consisted of four components: base compensation, incentive compensation, equity incentives, and health and welfare benefits.

Base Salary. The Compensation Committee’s general approach to compensating executives is to pay cash salaries which are commensurate with the executives’ experience and expertise and, where relevant, are comparable to the salaries paid to executives in competitive businesses. Consequently, base salaries for our executives are determined as part of their total compensation package by reference to such factors as salary history, competitive factors in the market, and relative merit. In fiscal 2007, we did not employ any formal process, such as compensation consultants, for evaluating the base salaries we pay, believing that the benefits would not be justified by the costs. The Compensation Committee gave raises to our named executive officers for fiscal 2008 using the same guidelines as were applied to our other employees.

For information concerning the base salary of each named executive officer during fiscal 2007, see “SUMMARY OF COMPENSATION.”

Annual Incentive Compensation. The basic format for the incentive compensation for our named executive officers has been in place for several years. At the beginning of each year, the Compensation Committee approves a target incentive amount for each senior officer based on a specific percentage of that executive’s base salary. For fiscal 2007 and fiscal 2008, the percentages for each of the named executive officers were as follows:

Named Executive Officer	Target Incentive as a Percentage of Base Salary
	Fiscal 2007	Fiscal 2008
Nicholas R. Schacht	40%	45%
Charles R. Waldron	Not applicable	30%
David Booker	30% and 32%(1)	30%
Magnus Nylund	30%	30%
Mary C. Adams	31%	Not applicable
LeMoyne T. Zacherl	30%	Not applicable

(1)

Mr. Booker held a dual role in fiscal year 2007 as General Manager of the Canadian Operating Unit and as Corporate Executive Vice President in charge of Operating Units in Canada, UK, Sweden, France, and Japan. These percentages reflect his dual responsibilities: 30% related to his General Manager role and 32% related to the Corporate Executive Vice President role.

At the beginning of each fiscal year, the Compensation Committee approves a series of weighted quantitative performance targets for the upcoming fiscal year, most commonly based on operating income, revenue, gross profit, and the quality rating of our courses based upon reviews completed by course attendees. The weighting of the targets is approved by the Compensation Committee and may vary from year to year. For fiscal 2007, the Compensation Committee approved an incentive plan that included targets for operating income (50%), revenue (35%), and gross profit (15%). The minimum target for each area was set to require an improvement from fiscal year 2006 in order to earn any incentive income. Additionally, under the fiscal 2007 incentive compensation plan, the total incentive compensation would have been reduced if the courses delivered by us did not achieve a minimum average quality combined course and instructor rating of 7.58 from our attendees.

At the end of each fiscal year, the incentive compensation for each executive is determined under a formula using the actual results for the year and the weighting assigned to that target. An executive does not receive any incentive if the minimum targets are not met, but can earn in excess of his or her target incentive if the actual results exceed that minimum targeted level. Overall, an executive’s earned incentive compensation cannot exceed three times his or her target incentive compensation.

The following table shows targets and actual achievement for fiscal year 2007; in the event that the actual amount achieved is between any two of these numbers, the percentage is calculated by interpolation:

Fiscal Year 2007 Incentive Compensation Table

Award Components/ %	Fiscal Year 2007 Targets(1)							Fiscal Year 2007 Actual	Minimum % + Incremental Achievement %
	0%	10%	30%	60%	100%	200%	300%
Operating Income 50%	$2,887,000	$5,000,000	$8,000,000	$10,000,000	$12,500,000	$16,500,000	$20,000,000	$19,952,000	299%
Revenue 35%	$154,000,000	$157,500,000	$160,500,000	$164,000,000	$167,500,000	$175,875,000	$184,669,000	$167,366,000	98%
Gross Profit 15%	$75,537,000	$82,000,000	$84,300,000	$88,100,000	$91,300,000	$95,868,000	$100,658,000	$92,699,000	131%

(1)

Both in setting the targets and in measuring the actual awards, at the beginning of the year we make certain consistent adjustments to generally accepted accounting principles to exclude certain effects which we believe could distort comparisons, so that these numbers do not correspond exactly to our reported results.

The weighted averages of these percentages earned for each component resulted in an overall incentive achievement for fiscal 2007 of 203% of the targeted incentive compensation. Because the combined quality rating for fiscal 2007 of 7.61 (on a scale of 0.00 to 8.00) was above the minimum requirement of 7.58, the quality factor did not result in any reduction of this percentage. For information concerning the dollar value of the incentive compensation earned by each of our named executive officers during fiscal 2007, see “SUMMARY OF COMPENSATION.”

Equity Incentives. The Compensation Committee has also adopted a program under which we grant units consisting of a combination of non-qualified stock options and restricted stock to our named executive officers (and our other senior executive officers) on an annual basis to encourage long-term retention of executives and to reward the attainment of corporate goals over a multi-year period. Based on the compensation expense to be recorded by us in our financial statements, the Compensation Committee determines the amount of options and stock related to an approved percentage of each named executive officer’s base salary. For fiscal 2007 and fiscal 2008, the percentages for each of the named executive officers were as follows:

Named Executive Officer	Value(1) of Equity Grants as a Percentage of Base Salary
	Fiscal 2007	Fiscal 2008
Nicholas R. Schacht	40%	40%
Charles R. Waldron	Not applicable	30%
David Booker	Not applicable	30%
Magnus Nylund	30%	30%
Mary C. Adams	Not applicable	Not applicable
LeMoyne T. Zacherl	Not applicable	Not applicable

(1)	Based on compensation expense to be recorded by us in our financial statements over the life of the grant, assuming no forfeitures.

Equity compensation awards vest based on the achievement of certain financial performance targets, as specified annually by the Compensation Committee. In fiscal 2007, equity compensation vesting was based on the achievement of operating income targets as shown in the table below, consistent with our approach to determining incentive cash compensation. Operating income in this context for fiscal 2007 was $19,952,000, exceeding the maximum target of $15,000,000. Accordingly, all equity awards were fully earned and will vest on the three-year schedule established in the 2007 Equity Incentive Plan described below. Unlike the cash incentive compensation plan, the equity incentive compensation plan has no provision for over-achievement of results.

Fiscal 2007 Equity Compensation Targets and Achievement

Operating Income Target(1)	% Achievement
$10,000,000	0%
$12,500,000	80%
$15,000,000	100%
Over $15,000,000	100%

(1)

Both in setting the targets and in measuring the actual awards, at the beginning of the year we make certain adjustments to generally accepted accounting principles to exclude certain effects which we believe could distort comparisons, so that these numbers do not correspond exactly to our reported results.

In addition to any periodic grants, we have made stock option grants and awards to executive officers on events such as initial employment, promotion, superior performance, as an incentive for continued service with us as well as continued superior performance.

For information concerning the equity incentives awarded to each named executive officer during fiscal 2007, see “GRANTS OF PLAN-BASED AWARDS.”

Health and Welfare Benefits. We provide our named executive officers with vacation, medical and health benefits and defined contribution retirement plans comparable to those provided to our employees generally. In addition, consistent with common Canadian practice, our Chief Operating Officer receives a monthly automobile allowance. We do not have any special benefit plans for our named executive officers.

Tax Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation paid to executive officers in excess of $1,000,000 during any fiscal year. It is the current policy of the Compensation Committee to preserve, to the extent reasonably possible, our ability to obtain a corporate tax deduction for compensation paid to executive officers to the extent consistent with our best interests. However, the Compensation Committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executive talent necessary for our success. Consequently, the Compensation Committee recognizes that the loss of a tax deduction may be necessary in some circumstances.

Role of the Executive Officers

Under its charter, the Compensation Committee makes all compensation decisions with respect to the Chief Executive Officer and our other named executive officers and all other elected officers. In doing so, the Compensation Committee is expected to consult with our Chief Executive Officer and other officers as it deems appropriate. In determining the appropriate compensation levels for our Chief Executive Officer, the Compensation Committee meets outside the presence of all of our executive officers, although each director and each employee directly reporting to the Chief Executive Officer is asked to supply a confidential written assessment of the performance of our Chief Executive Officer. With respect to our other named executive officers, the Compensation Committee receives a report and recommendation from our Chief Executive Officer.

At approximately the beginning of each fiscal year, the Compensation Committee determines target amounts and performance criteria for the upcoming year’s performance compensation plan and grants the equity incentive awards for each of our named executive officers.

Compensation and Stock Option Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management, and based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE
Curtis A. Hessler (Chairman)
W. Mathew Juechter
George T. Robson

PRINCIPAL COMPENSATION AGREEMENTS AND PLANS

Employment Agreements

We have employment agreements with each of Messrs. Schacht, Waldron, Booker, and Nylund which provide:

•	that the agreement (and the employment of the executive involved) is terminable by either party at any time.

•	for severance compensation equal to six months’ (twelve months in the case of Mr. Booker) base salary upon termination of employment by us without cause.

•

that the executive will not, (i) for a period of one year (six months in the case of Mr. Booker) following termination, offer any service in competition with Learning Tree, whether directly or indirectly, in any area served by Learning Tree at the date of termination; and (ii) for a period of two years (six months in the case of Mr. Booker), disclose any information pertaining to our customers or the contents of any mailing list prepared or used by Learning Tree during or prior to the term of the Agreement.

•

that the executive will not receive any incentive compensation and must repay any incentive compensation paid in advance (through an interim loan) within 30 days of termination if he terminates his employment with us or is terminated for cause.

•

that the executive will receive any unpaid incentive compensation with respect to a year prior to the year in which he departs, and a prorated (using the number of days before and after his departure) portion of his incentive compensation with respect to the entire fiscal year in which he departs (which will be calculated and paid after the end of such fiscal year) if he is terminated by us without cause.

Mr. Garen, our former President, continues to be employed by us on a part-time basis as Chairman of our Board, pursuant to an employment agreement dated as of November 16, 2003. From November 2003 until April 2007, his employment agreement provided for payments on an hourly basis at a rate of $300.00 per hour. Commencing with April 2007, Mr. Garen has been paid on a monthly basis at $15,000 per month. Mr. Garen reports directly to our Board and performs executive duties and functions as specified from time to time by our Board. Mr. Garen’s employment may be terminated on three months’ written notice.

Since October 2005, Dr. Collins, our former Chief Executive Officer who continues to be employed by us on a part-time basis as Vice Chairman of our Board, currently receives an aggregate annual compensation of one U.S. dollar ($1.00) per year. Dr. Collins reports directly to our Board and performs executive duties and functions as specified from time to time by our Board, including overseeing (with the concurrence of the Governance Committee) a charitable budget of $200,000. In fiscal year 2007, we made quarterly donations of $50,000 to two public charitable organizations recommended by Dr. Collins. In addition, we paid $50,000 for the first quarter of 2008 in September 2007, one month in advance, to one of those organizations. Dr. Collins is a member of the board of these public charitable organizations.

Stockholders Agreement

Dr. Collins and Mr. Garen are parties to a Stockholders Agreement, dated as of October 1, 1995, and amended as of October 23, 1995. The Stockholders Agreement provides that (i) the non-transferring stockholder shall have a right of first refusal with respect to any restricted transfer, which is a transfer that is not made to certain affiliates or pursuant to either an underwritten public offering or Rule 144 of the Securities Act of 1933; and (ii) in addition to the foregoing restriction, no restricted transfer to any person or group involving more than five percent of the then outstanding common stock may be effected without the prior consent of the non-transferring stockholder.

Payments upon Termination

The information below sets forth the amount of compensation we will pay to each of our named executive officers in the event of termination of such named executive officer’s employment, including certain estimates of the amount which would have been paid on certain dates under what we believe to be reasonable assumptions. However, the actual amounts to be paid can only be determined at the time of such named executive officer’s termination.

All Terminations. Regardless of the manner in which any of our employees (including any of our named executive officers) is terminated, the employee is entitled to receive certain amounts due during such employee’s term of employment. Such amounts include:

•	Any unpaid base salary from the date of the last payroll to the date of termination;

•	Any unpaid annual bonus for a previously completed year, unless specified otherwise;

•	Reimbursement for any properly incurred unreimbursed business expenses;

•	Unpaid, accrued and unused personal time off through the date of termination; and

•	Any existing rights to indemnification for prior acts through the date of termination.

Voluntary Termination/Terminations for Cause. No additional amounts would be contractually due to any named executive officer upon a voluntary termination (other than for good reason) or a termination for cause.

Involuntary Termination. In addition to the amounts set forth above, the named executive officers will receive six months’ (twelve months in the case of Mr. Booker) base salary upon termination of employment by us without cause. Based on the salary in effect on the last day of fiscal 2007 and the incentive compensation which had been earned but not paid for that year as of that date, the amounts payable under such circumstances would have been as follows:

Name	Salary and Incentive(1)	Benefits		Total

Nicholas R. Schacht	$525,395	$—		$525,395
Charles R. Waldron	$160,000	$—		$160,000
David Booker	$411,153	$3,542	(2)	$414,695
Magnus Nylund	$222,023	$—		$222,023

(1)	Reflects 6 months’ salary for Messrs. Schacht, Waldron, and Nylund, 12 months’ salary for Mr. Booker, and any incentive compensation payable to each named executive officer listed.

(2)	Reflects continued coverage under our benefit plans for 8 weeks.

Change of Control. None of our executive officers is entitled to special payments upon change of control.

Equity Incentive Plan

On June 19, 2007, our stockholders approved the Learning Tree International, Inc. 2007 Equity Incentive Plan (our “2007 Plan”), pursuant to which we are authorized to issue incentive stock options within the meaning of Section 422 of the Internal Revenue Code and non-qualified stock options, stock appreciation rights, restricted stock awards, performance unit awards and performance share awards to executives (as well as other employees and directors). The 2007 Plan is administered by the Compensation Committee. Each award under the 2007 Plan is evidenced by a written agreement in a form approved by the Compensation Committee. To date, we have only granted stock options and restricted stock under our 2007 Plan. Although we are not permitted to make additional grants under prior plans, we continue to have previously granted options outstanding under our 1999 Stock Option Plan.

Under our 2007 Plan, the exercise price of an incentive stock option must be at least equal to 100% of the fair market value of the common stock on the date of grant (110% of the fair market value in the case of options granted to employees who hold more than ten percent of the voting power of our capital stock on the date of grant). The exercise price of a non-qualified stock option must be not less than 75% of the fair market value of the common stock on the date of grant. The term of any stock option may not exceed ten years (five years in the case of an incentive stock option granted to a ten percent holder). The Compensation Committee has the discretion to determine the vesting schedule and the period required for full exercisability of stock options; however, in no event can the Compensation Committee shorten such period to less than six months. Upon exercise of any option granted under our 2007 Plan, the exercise price may be paid in cash, and/or such other form of payment as may be permitted under the applicable option agreement, including, without limitation, previously owned shares of common stock. No options granted under our 2007 Plan are transferable by the optionee other than by will or by the laws of descent and distribution. Each option is exercisable, during the lifetime of the optionee, only by the optionee.

Our 2007 Plan permits the grant of shares of common stock subject to conditions imposed by the Compensation Committee, including, without limitation, restrictions based upon time, the achievement of specific performance goals, and/or restrictions under applicable federal or state securities laws. The Compensation Committee may accelerate the time at which any restrictions lapse, and/or remove any restrictions.

Defined Contribution Plans

We have adopted a defined contribution plan for the benefit of our United States employees who have met the eligibility requirements. The Learning Tree International 401(k) Plan is a profit-sharing plan qualifying under Section 401(k) of the Internal Revenue Code. In fiscal 2007, qualified employees could elect to contribute up to 15% of their compensation to our 401(k) Plan on a pre-tax basis, subject to statutory limitations. On October 1, 2007, we eliminated the limitation on the maximum employee contribution. The maximum amount of employee contributions remains subject only to statutory limitations. We contribute at a rate of 75% of elective contributions up to 6% of the compensation of such contributors. We contributed $628,000, $556,000, and $630,000 to our 401(k) Plan for the fiscal years 2005, 2006, and 2007, respectively.

We have also adopted or participate in country-sponsored defined contribution plans for the benefit of our employees of all of our foreign subsidiaries. Contributions to these plans are subject to tenure and compensation level criteria, as well as certain limitations. For fiscal years 2005, 2006 and 2007, our cost for these plans was approximately $760,000, $868,000, and $546,000 respectively.

SUMMARY OF COMPENSATION

The following table sets forth all compensation awarded to, earned by or paid for services received by (i) our President and Chief Executive Officer during fiscal year 2007, (ii) each individual who served as our Chief Financial Officer during fiscal year 2007, (iii) our three other most highly compensated executive officers as of the end fiscal year 2007 who received more than $100,000 in aggregate compensation during fiscal year 2007, and (iv) our former Chief Administrative Officer and Secretary who received more than $100,000 in aggregate compensation during fiscal year 2007, but who was not serving in this capacity as of the end of the fiscal year.

(a)	(b)	(c)	(e)	(f)	(g)	(i)	(j)
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)(2)	Total ($)
Nicholas R. Schacht President and Chief Executive Officer	2007	400,000	13,333	223,959	325,395	—	962,687
Charles R. Waldron(3) Chief Financial Officer and Chief Accounting Officer	2007	153,928	—	—	—	—	153,928
David Booker(4) Chief Operating Officer	2007	184,770	—	10,497	226,383	—	421,650
Magnus Nylund	2007	200,000	4,999	20,697	122,023	—	347,719
Chief Information Officer
Mary C. Adams(5) Former Chief Administrative Officer and Secretary	2007	84,975	—	52,487	62,079	289,032	488,573
LeMoyne T. Zacherl(6) Former Chief Financial Officer and Chief Accounting Officer	2007	173,384	—	12,112	—	57,500	242,996

(1)

Represents the dollar amount recognized for financial statement reporting purposes for fiscal 2007, in accordance with FAS 123(R), of awards pursuant to the 2007 Equity Incentive Plan. Assumptions used in the calculation of this amount are included in Note 6 to our audited financial statements included in our Annual Report of Form 10-K for the year ended September 28, 2007.

(2)	The amounts shown in column (i) reflect the following information for these named executive officers whose other compensation exceeded $10,000:

(a)

Ms. Adams’ other compensation represents severance payments and post-employment consulting fees paid pursuant to the Employment Expiration and Consulting Agreement entered into in January 2007 between us and Ms. Adams, our former Chief Administrative Officer and Secretary. This agreement provided for Ms. Adams’ retirement on February 15, 2007, with a one-time payment of $210,000. It also provides that, for two years following the anniversary date of her retirement, she will receive a reduced annual salary and consulting fees, in the amount of $105,000 per year, in exchange for her availability for certain services. This figure includes the one-time payment of $210,000, consulting fees prorated for the period from February 16, 2007 to September 28, 2007 in the amount of $67,587, and $11,445 in special project consulting fees.

(b)

Mr. Zacherl’s other compensation represents the bi-monthly severance payments made pursuant to his Release and Severance Agreement following the date of his departure on May 1, 2007 until September 28, 2007.

(3)	Mr. Waldron became our Chief Financial Officer and Chief Accounting Officer on August 29, 2007, after having served as our Chief Financial Officer on an interim basis since May 2, 2007.

(4)

Mr. Booker held a dual role in fiscal year 2007 as General Manager of the Canadian Operating Unit and as Corporate Executive Vice President in charge of Operating Units in Canada, UK, Sweden, France and Japan. His compensation was in Canadian dollars, but is shown here in U.S. dollars using an average exchange for fiscal year 2007.

(5)	Ms. Adams retired on February 15, 2007.

(6)	Mr. Zacherl’s employment with us terminated on May 1, 2007.

GRANTS OF PLAN-BASED AWARDS

The following table illustrates the grants of plan-based awards during 2007 to our named executive officers:

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(k)	(l)
Name	Grant Date	Possible Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(3)
		Threshold ($)(1)	Target ($)(1)	Maximum ($)(1)	Threshold (#)(2)	Target (#)(2)	Maximum (#)(2)
Nicholas R. Schacht		0	160,000	480,000
—Options	6/25/07				0	24,242	24,242	12.66	79,999
—Restricted shares	6/25/07				0	6,319	6,319	12.66	79,999
David Booker		0	115,692	347,076	—	—	—	—	—
Charles R. Waldron		—	—	—	—	—	—	—	—
Magnus Nylund		0	60,000	180,000
—Options	6/25/07				0	9,090	9,090	12.66	29,997
—Restricted shares	6/25/07				0	2,369	2,369	12.66	29,997

(1)

The payouts under our annual incentive compensation program are based on the attainment of financial performance targets for operating income (50%), revenue (35%), and gross profit (15%), as described in “Compensation Discussion and Analysis” above. Actual amounts earned under the annual incentive compensation program for fiscal 2007 are set forth in the Summary Compensation Table.

(2)

Equity incentive awards of options and restricted stock during fiscal year 2007 were granted subject to the named executive officers meeting certain financial performance targets, as described in “Compensation Discussion and Analysis” above. Columns (f), (g) and (h) represent the minimum, target and maximum number of shares (both restricted stock and shares underlying options), respectively, which could have been earned under the grants. Based on the results in fiscal year 2007, 100% of the grants were earned, subject to vesting one third on each of December 31, 2007, 2008 and 2009.

(3)

Represents the grant date fair value computed in accordance with FAS 123(R). The assumptions and methodology used in the calculation of this amount are included in Note 6 to our audited financial statements included in our Annual Report of Form 10-K for the year ended September 28, 2007, but assuming no forfeitures.

Discussion of Summary Compensation and Grants of Plan-Based Awards Tables

A discussion of the material terms of the employment agreements of our named executive officers and our compensation plans and arrangements, pursuant to which the compensation set forth in the Summary Compensation Table and the Grants of Plan-Based Awards Table was paid or awarded, is contained in the sections of this Proxy Statement titled “COMPENSATION DISCUSSION AND ANALYSIS” and “PRINCIPAL COMPENSATION AGREEMENTS AND PLANS.”

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table reflects outstanding vested and unvested stock options and restricted stock held by the named executive officers as of the end of fiscal year 2007:

(a)	(b)		(c)		(d)	(e)	(f)	(g)		(h)	(i)	(j)
	Option Awards							Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Nicholas R. Schacht	70,000	(1)	—		—	14.69	9/30/07	6,319	(6)	$112,289	—	—
	30,000	(2)	—		—	13.52	12/31/07	—		—	—	—
	37,500	(3)	12,500		—	16.97	12/31/08	—		—	—	—
	25,000	(4)	75,000		—	14.01	9/30/10	—		—	—	—
	—		24,242	(5)	—	12.66	6/24/12	—		—	—	—
David A. Booker	5,000	(7)	5,000		—	13.02	9/30/09	—		—	—	—
Magnus Nylund	11,250	(8)	3,750		—	13.02	6/30/09	2,369	(6)	$42,097	—	—
	—		9,090	(5)	—	12.66	6/24/12	—		—	—	—
Mary C. Adams	25,000	(7)	25,000		—	13.02	9/30/09	—		—	—	—

(1)	These options vested one-fourth on each of October 1, 2003, 2004, 2005 and 2006 and expired on September 30, 2007.

(2)	These options vested one-fourth on each of January 1, 2004, 2005, 2006 and 2007 and expired on December 31, 2007.

(3)	Options vest one-fourth on each of January 1, 2005, 2006, 2007, and 2008.

(4)	Options vest one-fourth on each of October 1, 2006, 2007, 2008, and 2009.

(5)	Options vest one-third on each of December 31, 2007, 2008 and 2009.

(6)	These unvested shares vest one-third on each of December 31, 2007, 2008 and 2009.

(7)	Options vest one-fourth on each of October 1, 2005, 2006, 2007 and 2008.

(8)	Options vest one-fourth on each of July 1, 2005, 2006, 2007 and 2008.

OPTION EXERCISES AND STOCK VESTED TABLE

	Option Awards(1)
Name (a)	Number of Shares Acquired on Exercise (#)(b)	Value Realized on Exercise ($) (c)
LeMoyne T. Zacherl(2)	12,500	$13,250

(1)	We did not have any awards of restricted stock that vested during fiscal 2007.

(2)	Mr. Zacherl exercised these options upon his departure from us. No other named executive officer exercised options during fiscal 2007.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Except as described below, in fiscal 2007, none of the following parties has had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us, other than as described below:

•	Any of our directors or officers;

•	Any person proposed as a nominee for election as a director;

•	Any person who beneficially owns, directly or indirectly, shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

•	Any of our promoters; and

•	Any relative or spouse of any of the foregoing persons who has the same house as such person.

During fiscal 2007, we paid $198,186 for legal services performed by Guth | Christopher LLP, a law firm in which Theodore E. Guth was formerly a partner. Mr. Guth has sole voting and disposition power, as trustee of an aggregate of 1,147,065 shares of our common stock held by the Nicole Suzanne Garen Family Trust, the Steven Robert Garen Family Trust, and the Garen Dynasty Trust, but as to which he disclaims beneficial ownership.

We have a written Code of Business Conduct and Ethics which requires all of our employees to avoid actual or apparent conflicts of interest. Our conflicts of interest policy applies to our employees and members of their immediate families. Actual or apparent conflicts of interest must be reported to our Human Resources Director or directly to our Vice President of Human Resources and Administration. An employee may only proceed with the subject transaction if the Vice President of Human Resources and Administration approves of the transaction.

Policies and Procedures for Approving Related Party Transactions

In January 2008, the Board of Directors adopted a Related Party Transaction Policy, which prescribes policies and procedures for approving a “related party transaction.” The term “related party transaction” is defined as any transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which:

•	the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year;

•	we are a participant; and

•	any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10 percent beneficial owner of another entity).

A “related party” is any person who, since the beginning of the last fiscal year for which we filed a Form 10-K and proxy statement (even if that person does not presently serve in that role), is or was:

•	an executive officer, director or nominee for election as a director;

•	a beneficial owner of more than 5 percent of any class of our voting securities;

•

an immediate family member of any of the persons named above, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the director, executive officer, nominee or more than 5 percent beneficial owner, and any person (other than a tenant or employee) sharing the household of such director, executive officer, nominee or more than 5 percent beneficial owner; and

•	a firm, corporation or other entity in which any of the persons named above is employed or is a general partner or principal or in a similar position.

The Board has delegated to the Governance Committee the responsibility of reviewing and approving related party transactions. The Governance Committee either approves or disapproves of the entry into a related party transaction after reviewing the material facts of that related party transaction and taking into account such factors as the Governance Committee deems appropriate. Approval of each related party transaction is given in advance, unless that is not practical, in which case ratification must be promptly sought from the Governance Committee. Related party transactions which are ongoing are subject to ongoing review by the Governance Committee to determine whether it is in our best interest and our shareholders best interest to continue, modify or terminate the related party transaction. No director may participate in the approval of a related party transaction with respect to which he or she is a related party.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

No member of the Compensation Committee is or was an officer or employee of ours, or is related to any other member of the Compensation Committee, or any other member of our Board, or any of our executive officers.

Report of the Audit Committee

The material in this report shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

Although the Audit Committee oversees our financial reporting process on behalf of our Board consistent with the Audit Committee’s written charter, management has the primary responsibility for preparation of our consolidated financial statements in accordance with generally accepted accounting principles and the reporting process, including disclosure controls and procedures and the system of internal control over financial reporting. Our independent registered public accounting firm is responsible for auditing the annual financial statements prepared by management.

The Audit Committee has reviewed and discussed with management and its independent registered public accounting firm, BDO Seidman, LLP, our September 28, 2007 audited financial statements and management’s assessment of the effectiveness of our internal control over financial reporting as of September 28, 2007. Prior to the commencement of the audit, the Audit Committee discussed with our management and independent registered public accounting firm the overall scope and plans for the audit. Subsequent to the audit and each of the quarterly reviews, the Audit Committee discussed with the independent registered public accounting firm, with and without management present, the results of their examinations or reviews, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of specific judgments and the clarity of disclosures in the consolidated financial statements.

In addition, the Audit Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statements on Auditing Standards No. 61, “Communication with Audit Committees” as amended by Statement on Auditing Standards No. 90, “Audit Committee Communications.” The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” The Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from us and its management and considered the compatibility of non-audit services with the auditors’ independence.

The Audit Committee reviewed the report of management contained in our Annual Report on Form 10-K for the fiscal year ended September 28, 2007 filed with the SEC, as well as the independent registered public accounting firm’s Report of Independent Registered Public Accounting Firm included in our Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements, (ii) management’s assessment of the effectiveness of internal control over financial reporting and (iii) the effectiveness of internal control over financial reporting. The Audit Committee continues to oversee our efforts related to its internal control over financial reporting and management’s remediation efforts with respect to our material weaknesses and preparations for the evaluation of internal control over financial reporting in the fiscal year ending September 29, 2006.

Based upon the reviews and discussions referred to in the foregoing paragraphs, the Audit Committee recommended to our Board that the audited financial statements, including prior period restated financial statements, be included in our Annual Report on Form 10-K for the fiscal year ended September 28, 2007 filed with the Securities and Exchange Commission.

AUDIT COMMITTEE
Howard A. Bain III, Chairman
Stefan C. Riesenfeld
George T. Robson

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, as well as persons who own more than ten percent of our common stock, to file with the Securities and Exchange Commission (“SEC”) initial reports of beneficial ownership and reports of changes in beneficial ownership of our common stock. Directors, executive officers and greater-than-ten percent stockholders are required by the SEC regulations to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors and executive officers filed all required reports on a timely basis during fiscal 2007 except: Howard A. Bain III, Curtis A. Hessler, W. Mathew Juechter, Magnus Nylund, Stefan C. Riesenfeld, George T. Robson and Nicholas R. Schacht, all of whom filed Form 4s with respect to option and restricted stock grants that were due June 27, 2007, on September 28, 2007.

INDEPENDENT AUDITORS

For fiscal 2007, our independent auditors, as recommended by our Audit Committee and approved by our Board, were BDO Seidman, LLP, an independent registered public accounting firm. The following table presents fees for professional services rendered by BDO Seidman for fiscal year 2007 and by Ernst & Young LLP, our prior independent auditor, for fiscal year 2006:

	(In thousands)
	2006	2007
Audit Fees	$2,466	$1,300
Audit-Related Fees	—	—
Tax Fees(1)	30	—
All Other Fees(2)	2	—

(1)	Tax fees include fees principally incurred for assistance with tax compliance matters.

(2)	All other fees include fees associated with compensation plans and/or transitioning of audit engagement responsibilities.

Audit Committee Authorization of Audit and Non-Audit Services

The Audit Committee has the sole authority to authorize all audit and non-audit services to be provided by the independent auditors engaged to conduct the annual audit of our consolidated financial statements. In addition, the Audit Committee has adopted pre-approval policies and procedures that are detailed as to each particular service to be provided by the independent auditors and require the Audit Committee to be informed of each service provided by the independent auditors. Such policies and procedures do not permit the Audit Committee to delegate its responsibilities under the Securities Exchange Act of 1934, as amended, to management. The Audit Committee pre-approved 100 percent of fees for services provided by BDO Seidman LLP during fiscal 2007.

The Audit Committee considered and determined that the provision of non-audit services by BDO Seidman LLP was compatible with maintaining the auditors’ independence. The Audit Committee has selected BDO Seidman as its auditor for fiscal 2008.

A representative of BDO Seidman LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements as such representative deems appropriate.

STOCKHOLDERS’ PROPOSALS FOR 2009 ANNUAL MEETING

Pursuant to Rule 14a-8 of the SEC, proposals by eligible stockholders, which are intended to be presented at our Annual Meeting of Stockholders in 2009, must be received by us by October 4, 2008 in order to be considered for inclusion in our proxy materials.

OTHER MATTERS

Our Board is not aware of any matter to be acted upon at the Annual Meeting other than as described in this Proxy Statement. If any other matter properly comes before the meeting, however, the proxy holders are authorized to vote on that matter or matters in accordance with their best judgments.

ANNUAL REPORT TO STOCKHOLDERS

Our Annual Report for the fiscal year ended September 28, 2007 is being mailed to stockholders along with this Proxy Statement. Our Annual Report is not to be incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such acts.

By Order of the Board of Directors,

February 8, 2008	/s/ Eric R. Garen
Eric R. Garen Chairman of the Board

Learning Tree® International

1805 LIBRARY STREET RESTON, VA 20190

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE STOCKHOLDER COMMUNICATIONS

If you would like to reduce the costs incurred by Learning Tree International, Inc. in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access stockholder communications electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Learning Tree International, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

LTINT1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

LEARNING TREE INTERNATIONAL, INC.

1. Vote on Directors

Election of Three (3) Class I Directors:

For Withhold For All

All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below

NOMINEES:

01) Nicholas R. Schacht

02) Howard A. Bain III

03) Curtis A. Hessler

In their discretion, the proxies are authorized to vote “FOR” the election of such substitute nominee(s) for director(s) as the Board of Directors of Learning Tree International, Inc. shall select, and upon other such matters as may come before the Annual Meeting.

Note: Please date and sign exactly as your name(s) appear(s) on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

Yes No

Please indicate if you plan to attend this meeting.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

PROXY

LEARNING TREE INTERNATIONAL, INC.

Proxy for Annual Meeting of Stockholders to be held March 20, 2008

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Learning Tree International, Inc. (“Learning Tree”) dated February 8,2008, and the accompanying Proxy Statement related to the above-referenced Annual Meeting, and hereby appoints Nicholas R. Schacht and Charles R. Waldron, with full power of substitution in each, as attorneys and proxies of the undersigned.

Said proxies are hereby given authority to vote all shares of Common Stock, $.0001 par value, of Learning Tree which the undersigned may be entitled to vote at the Annual Meeting of Stockholders of Learning Tree, to be held at 10:00 a.m., local time, on Thursday, March 20, 2008, at Learning Tree International, 1805 Library Street, Reston, Virginia 20190, and at any and all adjournments or postponements thereof (the “Annual Meeting”) on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.

The Board of Directors of Learning Tree solicits this proxy, and when properly executed, the shares represented hereby will be voted in accordance with the instructions in this proxy. If no direction is made, this proxy will be voted FOR the election of all nominees named as Directors of Learning Tree.

PLEASE MARK, DATE AND SIGN ON THE REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE